UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 7, 2013, Hasbro, Inc. ("Hasbro" or "we") announced our financial results for the fiscal quarter and fiscal year ended December 30, 2012, and certain other financial information. The press release, attached as Exhibit 99.1, includes a financial measure, Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), that is considered a non-GAAP financial measure as defined under Securities and Exchange Commission ("SEC") rules. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that EBITDA is one of the appropriate measures for evaluating our operating performance, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our financial statements and filings with the SEC. The EBITDA measures included in the press release have been reconciled to the most directly comparable GAAP measures as is required under SEC rules regarding the use of non-GAAP financial measures.
The press release also includes our Consolidated and International segment net revenues, net earnings and earnings per share excluding the impact of exchange rate changes. Management believes that the presentation of the Consolidated and International segment net revenues, net earnings and earnings per share excluding the impact of exchange rate changes provides information that is helpful to an investor's understanding of the segment's underlying business performance absent exchange rate fluctuations which are beyond our control.  Further, the Company provided the 2012 and 2011 diluted earnings per share absent restructuring charges and favorable tax adjustment as well as 2012 and 2011 operating profit and operating profit margin absent restructuring charges to assist investors in understanding the comparability of the Company's results.
As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
The information furnished in Item 2.02, including the Exhibit attached hereto,  shall not be deemed "filed" for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
                 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On February 6, 2013, Hasbro, Inc. ("Hasbro" or the "Company") announced that, effective immediately, David Hargreaves had been appointed Executive Vice President Corporate Strategy and Business Development, and Wiebe Tinga had been appointed Chief Commercial Officer.

Mr. Hargreaves, age 60, is a thirty-year veteran of Hasbro, serving most recently as Chief Operating Officer since 2008; and prior to that serving as Chief Operating Officer and Chief Financial Officer from 2008 to 2009; and as Executive Vice President, Finance and Global Operations and Chief Financial Officer from 2007 to 2008.  In his new role, Mr. Hargreaves will focus on building Hasbro's new business pipeline, identifying opportunities for long-term growth, and fostering relationships with current and new partners.

Mr. Tinga, age 52, is a twenty-five year veteran of Hasbro, serving most recently as President of North America since January 2012.  Previously Mr. Tinga served as President of Latin America, Asia Pacific and Emerging Markets from 2006 to 2012. In his new role, Mr. Tinga will be responsible for the leadership of all commercial activities for Hasbro in North America, Europe, Latin America and Asia Pacific.
A copy of the February 6, 2013 press release, announcing the appointments of Mr. Hargreaves and Mr. Tinga is attached to this report as Exhibit 99.2.

Item 8.01                          Other Events
On February 7, 2013, Hasbro announced that its Board of Directors had increased the quarterly cash dividend payable May 15, 2013, to record holders of Hasbro's common stock on May 1, 2013, from $.36 to $.40 per share.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1	Hasbro, Inc. Press Release, dated February 7, 2013.

99.2	Hasbro, Inc. Press Release, dated February 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: February 7, 2013

EXHIBIT INDEX
Exhibit No.	Description
99.1	Hasbro, Inc. Press Release, dated February 7, 2013
99.2	Hasbro, Inc. Press Release, dated February 6, 2013